UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2005

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

           Nevada                        1-10077                       87-0401761

(State or other jurisdiction      (Commission                (IRS Employer

             of incorporation)              File Number)               Identification No.)

16801 W. 116th Street, Suite 100

Lenexa, Kansas  66219

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (913) 469-5615

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Election of Directors

In October, 2005, our board of directors elected the following persons to the board of directors to fill positions that had been vacant by resignations since March 2004.  These individuals have been appointed to serve until the next annual meeting.

Tad Ballantyne, CEO of Hoopeston Foods, Inc., has been appointed as an independent member of the Board of Directors.  Mr. Ballantyne is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., L.C. Thomsen Inc., Jilin Jimei Foods, and other companies engaged in manufacturing and processing industries as well as real estate acquisition and development. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 15 years, Mr. Ballantyne has been in the business of acquiring and operating troubled companies or assets being divested by public and private companies on a global basis. In addition, he has been both an officer and director of two public companies previously engaged in the oil and gas business on the production and refining side.  He holds a Bachelor of Science degree in business management from the University of Wisconsin.

Keith W. Laing of Melbourne, Australia has been appointed as an independent member of the Board of Directors.  Mr. laing brings to the Board extensive experience in the management of treasury activities and operational planning, particularly in the optimal usage of significant mining assets, coal and gas power facilities and labor-intensive service provisioning for large infrastructure projects.  He previously held several executive positions in finance, planning and operations in the State Electricity Commission of Victoria, Australia, for a period of more than 20 years prior to its privatization.  As treasurer of the Commission, he managed a A$2B annual budget and all long term funding requirements. He also served as Operational Planning Engineer for a period of time where he controlled the use of A$8B of worth in plant and equipment as well as the logistical requirements of the distribution and transmission of all assets.  Mr. Laing’s experience in the power industry has also been supplemented by several years in business consulting with a hands-on approach to restoring challenged businesses to positive cash flow and stability.  He operated his own consulting company specializing in operations research, business recoveries and advice on business matters, particularly to companies involved in electricity generation, gas transportation, electricity transmission and distribution, and marketing.  He is recognized as an international expert in power systems reliability.

Dr. Clive Burrett of Hobart, Australia has been appointed to the Board of Directors.  Dr. Burrett was a founding member of the Board of Directors of Great Southland Minerals, Ltd (GSLM) which is a wholly owned subsidiary of Empire. He currently serves as President of GSLM. Dr. Burrett received his BSc with honors from the University of London in 1970 and a PhD from the University of Tasmania in 1978. He is a Professor of Geology in the School of Earth Sciences at the University of Tasmania. He previously served as Chairman of the Department of Geology from 1998 to 2002. He is considered an expert on geology in Southeast Asia and Tasmania. He has published over 100 scientific papers and edited the standard volume on the “Geology of Tasmania”. He is currently supervising a graduate study focusing on the Paleozoic basin evolution in Tasmania and Laos.  Dr. Burrett has consulted on applied aspects of basin evolution, petroleum, lead and zinc deposits to companies such as Shell, CRA, Oxania and BHP in Australia, Oman, Laos, China and Thailand.

Item 8.01      Other Events

We issued press releases on October 7, 2005, October 19, 2005 and October 20, 2005 to announce that additional members had been added to the board of directors.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated October 7, 2005
99.2	Press Release dated October 19, 2005
99.3	Press Release dated October 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date:  November 1, 2005

By:  /s/ Malcolm Bendall

Malcolm Bendall

Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 7, 2005
99.2	Press Release dated October 19, 2005
99.3	Press Release dated October 20, 2005

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